Exhibit 99.1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: January 24, 2019

W CAPITAL PARTNERS II, L.P.

By:	WCP GP II, L.P., its General Partner
By:	WCP GP II, LLC, its General Partner

By:	/s/ David Wachter
Name: David Wachter
Title: Managing Member

WCP GP II, L.P.

By:	WCP GP II, LLC, its General Partner

By:	/s/ David Wachter
Name: David Wachter
Title: Managing Member

WCP GP II, LLC

By:	/s/ David Wachter
Name: David Wachter
Title: Managing Member